UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

      Date of Report (Date of Earliest Event Reported): September 15, 2004

                                ABC REALTY, INC.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)

                                 North Carolina
                                 --------------
                 (State or Other Jurisdiction of Incorporation)

                                   333-101167
                                   ----------
                            (Commission File Number)

                                   56-2012361
                                   ----------
                      (I.R.S. Employer Identification No.)

                     7507 Folger Road, Charlotte, NC  28226
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (828) 625-2666
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by ABC Realty Co., a North Carolina corporation (the "Registrant"), in connection with the items set forth below.

ITEM  1.01.  Entry  Into  A  Material  Definitive  Agreement.

     On September 15, 2004, the Registrant executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Harbin Zhong He Li Da Jiao Yu Ke Ji You Xian Gong Si, a corporation organized and existing under the laws of the Peoples' Republic of China ("ZHLD"), and Duane Bennett, Chairman of the Registrant ("Bennett").

     Pursuant to and at the closing of the Agreement, the shareholders of ZHLD (the "ZHLD Shareholders") will exchange all of their shares of capital stock of ZHLD for 55,000,000 shares of common stock of the Registrant, or 95% of the Registrant's then outstanding shares of common stock. Upon completion of the exchange, the RMB 500,000 in registered share capital of ZHLD will be transferred to the Registrant and the Registrant will issue 55,000,000 common shares to the ZHLD Shareholders, and ZHLD will become a wholly-owned subsidiary of the Registrant. An executed copy of the Agreement is attached hereto as
Exhibit  10.1.

     ZHLD is engaged in the on-line education business serving, among other customers, the local universities in Harbin, China, and it had unaudited revenues of approximately $US2.5 million and assets of approximately $2.0 million as of fiscal 2003.

     The Agreement contemplates that the exchange transaction will not immediately be consummated, but will close in escrow pursuant to an Escrow Agreement dated September 15, 2004 (the "Escrow Agreement"). The Escrow Agreement states that while all payments will be made by ZHLD by no later than September 15, 2004, the exchange transaction itself shall be consummated when and if (i) all necessary filings are made with the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the Registrant effects a change of its name from ABC Realty Co. to such name as ZHLD may designate, (iii) the Registrant amends it Articles of Incorporation to increase the authorized number of shares of common stock to 150,000,000, and (iv) the Registrant effects a change of its trading symbol to such new ticker symbol as the NASDAQ may designate. The Registrant has agreed to use its best efforts to insure that the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing deliveries under the Agreement will occur and a change of control of the Registrant will happen as soon as possible. The date on which the last of the escrow conditions is satisfied and a change of control of the Registrant will occur is referred to herein as the "Closing Date".

     As a legal matter, the exchange transaction will become effective when Articles of Exchange are filed with the Secretary of State of the State of North Carolina pursuant to North Carolina Business Corporation Act Section 55-11-05.

     The closing of the Agreement will have several important consequences for the Registrant. First, 55,000,000 shares of common stock of the Registrant will be issued to the ZHLD Shareholders with the result that they will be in control of the Registrant. Second, Bennett anticipates appointing new directors who are designees of ZHLD to the Board of Directors and then will resign. The names of the director candidates, their security holdings and other background information will be disclosed pursuant to a Current Report on Form 8-K, as required by the Commission's rules and regulations. Inasmuch as the Registrant is not registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Registrant will not file an Information Statement on Schedule 14F-1 in connection with the change in a majority of the Board of Directors. In addition, at the signing of the Agreement, ZHLD will make it final payment to C&C Properties, Inc., the majority stockholder of the Registrant, which will result in an aggregate payment of $400,000 (consisting of $300,000 in cash and $100,000 in a promissory note), in return for the surrender at closing for cancellation by C&C Properties of 11,000,000 shares which it owns. C&C Properties, Inc., a North Carolina corporation, is a holding company that is controlled by Bennett, the Chairman of ABC Realty Co. C&C Properties, Inc. will retain 1,000,000 shares of common stock of ABC Realty Co. after the closing.

     Prior to the closing, the Registrant will call a Special Shareholders' Meeting in connection with (i) a proposal to amend its articles of incorporation to change the name of the Registrant from ABC Realty Co. to such name as may be designated by ZHLD, and (ii) a proposal to amend its Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000 shares. The Registrant intends to send a notice to shareholders of this Special Shareholders' Meeting to authorize these actions, together with the information which is required by North Carolina law, and Bennett intends to vote his majority shareholding in ABC Realty Co. in favor of these proposals. The proposals will not take effect until the filing of Articles of Amendment with the Secretary of State of North Carolina.

     The Registrant currently has 1,915,000 shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "AREY".


CONSUMMATION OF THE EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



ABC  REALTY  CO.


By:  /s/  Duane  C.  Bennett
     -----------------------
     Duane  C.  Bennett
     Chairman



                                  EXHIBIT INDEX



Exhibit
Number      Description
-------     -----------

10.1        Plan  of  Exchange,  dated  September  15,  2004